Exhibit 99.1

Silexion Therapeutics Reports Positive Preclinical Findings for SIL204,

Demonstrating Key Mechanism for Endogenous Systemic Uptake in KRAS-Driven Cancers

Translational research demonstrates that SIL204 utilizes native serum lipids to facilitate intracellular delivery and robust KRAS oncogene knockdown

Findings validate that physiological lipoprotein levels are sufficient for cellular entry without requiring artificial nanoparticles, supporting systemic administration in the Company's Phase 2/3 clinical program

Grand Cayman, Cayman Islands, September 28, 2026 -- Silexion Therapeutics Corp. (NASDAQ: SLXN) ("Silexion" or the "Company"), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today announced positive new findings from an ongoing translational study evaluating the cellular uptake and gene-silencing mechanism of its lead candidate, SIL204. The study, part of the Company's translational research program supporting its Phase 2/3 clinical development, demonstrates that SIL204 effectively harnesses naturally occurring circulating lipoproteins to achieve cellular internalization and drive potent, dose-dependent knockdown of mutant KRAS oncogene expression in cancer cells.

Extending oligonucleotide delivery beyond the liver represents a major frontier in RNAi therapeutics.1 The newly reported findings demonstrate that SIL204 is designed to utilize native lipid transport pathways to achieve intracellular delivery in tumor cells. In the study, conducted in a carrier-free, non-transfection assay without synthetic transfection reagents, human KRAS-driven cancer cells treated with SIL204 exhibited robust, dose-dependent gene silencing in the presence of standard physiological serum lipids. In contrast, depletion of serum lipids resulted in a statistically significant reduction in gene-knockdown efficiency (P < 0.001), confirming that circulating lipoproteins play a direct, functional role in mediating SIL204 cellular uptake and oncogenic silencing.2

Importantly, the addition of exogenous human low-density lipoprotein (LDL) did not alter gene-silencing potency compared to complete serum alone. This observation indicates that endogenous levels of circulating lipoproteins present under normal physiological conditions are already sufficient to support efficient cellular uptake and target knockdown, eliminating the need for external lipid supplementation or artificial carrier vehicles.

"These findings represent an essential mechanistic milestone in our translational characterization of SIL204," said Dr. Mitchell Shirvan, Chief Scientific and Development Officer of Silexion Therapeutics. "One of the central design objectives of SIL204 was to engineer an oligonucleotide construct capable of entering target cancer cells efficiently while maintaining biological integrity. By demonstrating that SIL204 engages native lipoprotein pathways for cellular entry without requiring synthetic transfection reagents, we have demonstrated a fundamental biological mechanism that underpins its intracellular delivery. These results establish that standard physiological lipid levels are sufficient to enable potent target silencing, providing crucial mechanistic support as we advance our ongoing pharmacokinetic and biodistribution evaluations. Because the LDL receptor has been shown in vivo to be upregulated in cancer cells compared to healthy cells3, this represents an endogenous targeted delivery mechanism that is envisioned to improve the side effect profile in a clinically meaningful way."

"Demonstrating this natural uptake mechanism reinforces our broader clinical development strategy and our Integrated Treatment Regimen for SIL204," said Ilan Hadar, Chairman and Chief Executive Officer of Silexion Therapeutics. "While our Phase 2/3 clinical program in locally advanced pancreatic cancer targets the primary tumor, our vision has always encompassed systemic administration to address micro-metastases and distant disease spread. Confirming that SIL204 can leverage the body's own lipid transport network for cellular entry provides a strong mechanistic foundation for systemic subcutaneous delivery. As we continue active site initiation and patient screening in our clinical program, these translational insights further validate the unique therapeutic potential of our next-generation RNAi platform."

The findings emerge as Silexion continues translational characterization of SIL204 alongside clinical trial site initiation at Tel Aviv Sourasky Medical Center and regulatory clearances in Germany. Additional preclinical evaluations, including in vivo pharmacokinetic (PK), cellular uptake kinetics, and tissue biodistribution studies, are currently underway to further characterize the correlation between lipoprotein association, LDLR pathway engagement, systemic exposure, and anti-tumor activity in vivo.

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company dedicated to the development of innovative treatments for unsatisfactorily treated solid tumor cancers that have the mutated KRAS oncogene, generally considered to be the most common oncogenic gene driver in human cancers. The Company conducted a Phase 2a clinical trial in its first-generation product candidate, which showed a positive trend in comparison to the control of chemotherapy alone, and is now advancing its lead, second-generation, product candidate, SIL204, a small interfering RNA (siRNA), through Phase 2/3 clinical evaluation. Silexion is committed to pushing the boundaries of therapeutic advancements in the field of oncology and further developing its lead product candidate for locally advanced pancreatic cancer. For more information, please visit: https://silexion.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding the potential therapeutic benefits and future clinical development of SIL204, the Company's ongoing and planned preclinical and clinical studies, including pharmacokinetic and biodistribution studies, and the potential future use of SIL204 for systemic administration, are forward-looking statements. These forward-looking statements are generally identified by terminology such as "may", "should", "could", "might", "plan", "possible", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", or "potential", or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) the inherent uncertainties associated with translational and preclinical research and drug development, including the risk that preliminary in vitro findings regarding cellular uptake, lipoprotein association, and gene silencing may not translate to in vivo pharmacokinetic models or clinical outcomes; (ii) Silexion's ability to successfully complete additional preclinical and pharmacokinetic studies and initiate and conduct clinical trials, including the Phase 2/3 trial of SIL204 in locally advanced pancreatic cancer; (iii) Silexion's strategy, future operations, financial position, projected costs, prospects, and plans; (iv) the impact of the regulatory environment and compliance complexities, including site-level approvals, conditions, and clearances required prior to study commencement at clinical sites in Israel, Germany, and other jurisdictions; (v) expectations regarding future partnerships or other relationships with third parties; (vi) Silexion's future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (vii) Silexion's ability to maintain its Nasdaq listing; and (viii) other risks and uncertainties set forth in the documents filed by the Company with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact

Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
info@silexion.com

Investor Relations Contact

Arx Investor Relations
North American Equities Desk
silexion@arxhq.com

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1 Roberts TC, Langer R, Wood MJA. Advances in oligonucleotide drug delivery. Nature Reviews Drug Discovery 19, 673-694 (2020). DOI: https://doi.org/10.1038/s41573-020-0075-7

2 Wolfrum C, Shi S, Jayaprakash KN, et al. Mechanisms and optimization of in vivo delivery of lipophilic siRNAs. Nature Biotechnology 25, 1149-1157 (2007). DOI: https://doi.org/10.1038/nbt1339

3 Guillaumond F, Bidaut G, Ouaissi M, et al. Cholesterol uptake disruption, in association with chemotherapy, is a promising combined metabolic therapy for pancreatic adenocarcinoma. Proceedings of the National Academy of Sciences (PNAS) 112 (8), 2473-2478 (2015). DOI: https://doi.org/10.1073/pnas.1421601112